UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Personalis, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38943	27-5411038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Dumbarton Circle Fremont, California		94555
(Address of Principal Executive Offices)		(Zip Code)

(650) 752-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PSNL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2024 (the “Effective Date”), Personalis, Inc. (the “Company”) and Foresight Diagnostics, Inc. (“Foresight”) entered into a Settlement and License Agreement (the “S&L Agreement”) pursuant to which the Company and Foresight agreed to settle certain previously disclosed litigation pending in U.S. federal district court (the “Litigation”) and inter-partes review proceedings (the “IPRs”) pending before the U.S. Patent Trial and Appeal Board (the “PTAB”) in each case related to certain patents of the Company.

Pursuant to the S&L Agreement, Foresight and the Company agreed to stipulate to dismiss pending claims of infringement and related defenses and counterclaims in the Litigation and request authorization from the PTAB to request termination of the IPRs and the Company granted Foresight a non-exclusive, worldwide license under certain patents of the Company to develop, manufacture, commercialize and otherwise exploit products and services that use whole genome sequencing and a variable content minimal/molecular residual disease panel that utilizes phased variants in consideration for which Foresight agrees to pay the Company a low-single digit tiered royalty on net sales of products and services covered by patents licensed by Company, subject to customary reductions. The license is perpetual and irrevocable, except in certain limited circumstances, which apply on a patent-by-patent basis. Upon the occurrence of certain specified change of control events involving specified parties with respect to Foresight, the highest percentage of the royalty tiers is subject to a very low single digit increase and Foresight will pay to Company a one-time fee in the low single-digit millions. Foresight and the Company also agreed, pursuant to the S&L Agreement, for each to release the other party from certain claims related to the Litigation, the IPRs, the licensed patents and the licensed products and services, and related facts and circumstances. Each of Foresight and the Company further covenanted not to sue the other party with respect to certain products and services covered by certain patents owned or controlled by each party or certain of its affiliates. The term of the S&L Agreement runs through expiration of the patents licensed by Company to Foresight.

The Company may terminate the license and the parties’ covenant not to sue with respect to any licensed patent if Foresight challenges the licensed patent.

The foregoing summary of the S&L Agreement is qualified in its entirety by reference to the full text of the S&L Agreement, a copy of which is attached to this report as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*#	Settlement and License Agreement, between Personalis, Inc. and Foresight Diagnostics, Inc., dated June 21, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC, certain schedules and attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit.

# Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because the Company customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2024	Personalis, Inc.

	By:	/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer and Chief Operating Officer